EXHIBIT 23.15

                       CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                                METALS USA, INC.

     The undersigned hereby consents to be named as a director of Metals USA, Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: April 29, 1997

                                          By: /s/  RICHARD SINGER

                                          Name: Richard Singer